ARTICLES SUPPLEMENTARY
To
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the four billion (4,000,000,000) authorized but unissued shares, $.001 par value per share, of Class R Common Stock (2,000,000,000) and Investor Class Common Stock (2,000,000,000) of Dreyfus Money Market Reserves as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the one billion (1,000,000,000) authorized but unissued shares of Class R Common Stock of General AMT-Free Municipal Money Market Fund as Dreyfus Class Common Stock of General AMT-Free Municipal Money Market Fund.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the one billion (1,000,000,000) authorized but unissued shares of Class R Common Stock of General Treasury and Agency Money Market Fund as Dreyfus Class Common Stock of General Treasury and Agency Money Market Fund.

FOURTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND and THIRD hereof, the Corporation was authorized to issue twenty-five billion (25,000,000,000) shares, which shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), have been classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Money Market Reserves, Class R	2 billion shares
Dreyfus Money Market Reserves, Investor Class	2 billion shares
General Treasury and Agency Money Market Fund, Class R	1 billion shares
General Treasury and Agency Money Market Fund, Class A	1 billion shares
General Treasury and Agency Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Class R	1 billion shares
General AMT-Free Municipal Money Market Fund, Class A	1 billion shares
General AMT-Free Municipal Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Dreyfus Class	1 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Floating Rate Income Fund, Class A	100 million shares
Dreyfus Floating Rate Income Fund, Class C	100 million shares
Dreyfus Floating Rate Income Fund, Class I	100 million shares
Dreyfus Floating Rate Income Fund, Class Y	100 million shares

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FIFTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains twenty-five billion (25,000,000,000) shares, which shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), have been classified as follows:

Fund/Class (if applicable)	Shares Authorized
General Treasury and Agency Money Market Fund, Dreyfus Class	1 billion shares
General Treasury and Agency Money Market Fund, Class A	1 billion shares
General Treasury and Agency Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Class A	1 billion shares
General AMT-Free Municipal Money Market Fund, Class B	1 billion shares
General AMT-Free Municipal Money Market Fund, Dreyfus Class	2 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Floating Rate Income Fund, Class A	100 million shares
Dreyfus Floating Rate Income Fund, Class C	100 million shares
Dreyfus Floating Rate Income Fund, Class I	100 million shares
Dreyfus Floating Rate Income Fund, Class Y	100 million shares

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SIXTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SEVENTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

EIGHTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

NINTH:  These Articles Supplementary shall become effective at 9:01 a.m. on April 15, 2016.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By:  ___________________

James Bitetto

Vice President

WITNESS:

_______________________

Jeff Prusnofsky

Assistant Secretary

Dated:  ___________, 2016

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